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                                                                       EXHIBIT 5
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                                KIRKLAND & ELLIS
                                Citicorp Center
                              153 East 53rd Street
                         New York, New York 10022-4675
                                (212) 446-4800


                                 June 22, 1995


 A.L. Pharma Inc.
 One Executive Drive
 P.O. Box 1399
 Fort Lee, N.J. 07024

 Ladies and Gentlemen:

     We have acted as counsel to A.L. Pharma Inc., a Delaware corporation formerly known as A.L. Laboratories, Inc. (the "Company"), in connection with the filing of the Company's registration statement on Form S-8 with the Securities and Exchange Commission on or about June 22, 1995, (the "Registration Statement") under the Securities Act of 1933, as amended. The Registration Statement is being filed in connection with the Company's offering of 1,000,000 additional shares of Class A Common Stock ($.20 par value per share) (the "Additional Plan Shares") pursuant to the Company's 1983 Incentive Stock Option Plan, as amended (the "Plan"). The Additional Plan Shares increase the aggregate number of shares available for grants under the Plan from 1,500,000 to 2,500,000.

     We are familiar with the proceedings to date with respect to such offering and have examined such records, documents and matters of law and satisfied ourselves as to such matters of fact as we have considered relevant for purposes of this opinion.

     For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto, and the due authorization, execution and delivery of all documents by the parties thereto.
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A.L. Pharma Inc.
June 22, 1995
Page 2


     We are of the opinion that when the Additional Plan Shares shall have been issued and sold on the terms contemplated by the Plan and the Registration Statement shall have become effective, the Additional Plan Shares will be legally issued, fully paid and non-assessable.

     This opinion shall be limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement.


                              Very truly yours,

                              /s/ Kirkland & Ellis

                              KIRKLAND & ELLIS